Exhibit 1.4

EXECUTION VERSION

CORPORATE OFFICE PROPERTIES TRUST

Common Shares of Beneficial Interest

SALES AGREEMENT

October 31, 2012

RAYMOND JAMES & ASSOCIATES, INC.

880 CARILLON PARKWAY

ST. PETERSBURG, FLORIDA 33716

Ladies and Gentlemen:

Corporate Office Properties Trust, a Maryland real estate investment trust (the “Company”), proposes to sell from time to time through Raymond James & Associates, Inc., as sales agent and/or principal (the “Agent”), shares of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), having an aggregate offering price of up to $150,000,000 (the “Maximum Amount”) on the terms set forth in Section 2 of this agreement (this “Agreement”).  The Common Shares sold pursuant to this Agreement shall be referred to herein as the “Stock.”  The Company agrees that if it determines that the Agent will purchase any shares of Stock on a principal basis, then it will enter into a separate underwriting or similar agreement in form and substance satisfactory to both the Company and the Agent covering such purchase.

The Company and Corporate Office Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), have also entered into separate sales agreements (collectively, the “Alternative Sales Agreements”), dated as of even date herewith, with Barclays Capital Inc., Citigroup Global Markets Inc., and Mitsubishi UFJ Securities (USA), Inc. (collectively, the “Alternative Agents”).  The aggregate offering price of the Stock that may be sold pursuant to this Agreement and the Alternative Sales Agreements shall not exceed the Maximum Amount.

1.             Representations, Warranties and Agreements of the Company and the Operating Partnership.  Each of the Company and the Operating Partnership jointly and severally represent, warrant and agree that:

(a)           An “automatic shelf registration statement” on Form S-3 as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) (No. 333-180446) relating to the Stock being sold by the Company, including a base prospectus, has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act and such Registration Statement became effective upon filing with the Commission.  For purposes of this Agreement:

(i)            “Applicable Time” means, with respect to any shares of Stock, each time of sale of such shares pursuant to this Agreement;

(ii)           “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement;

(iii)          “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”);

(iv)          “Effective Time” means the date and time as of which the registration statement became effective upon filing with the Commission;

(v)           “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

(vi)          “Pricing Disclosure Package” means, as of each Applicable Time, the Prospectus and each Issuer Free Writing Prospectus filed or used by the Company on or before such Applicable Time, taken together (collectively, and, with respect to any shares of Stock, together with the public offering price of such shares), other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vii)         “Prospectus” means the Base Prospectus, as amended and supplemented by the Prospectus Supplement, in the form in which such Base Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Securities Act;

(viii)        “Prospectus Supplement” means the prospectus supplement specifically relating to the Stock prepared and filed with the Commission pursuant to Rule 424(b) and in accordance with Section 5(a) hereof; and

(ix)           “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Prospectus and all exhibits to such registration statement, including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date.

All references in this Agreement to the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents included therein or deemed to be incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  The Company meets the requirements for the use of Form S-3 under the Securities Act and the Registration Statement meets the requirements of, and complies in all material respects with, Rule 415(a)(1)(x) under the Securities Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”) which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement or the Prospectus, as the case may be.

(b)           On each Effective Date and on each Delivery Date (as defined below), the Registration Statement (and with respect to each Effective Date, the part of the Registration Statement relating to the Stock) complied and will comply, and at the Effective Time of any amendment to the Registration Statement filed after the date hereof will comply, as to form in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not, as of any Effective Date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  At the time of filing of the Prospectus pursuant to Rule 424(b) and on each Delivery Date, the Prospectus complied and will comply as to form, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, and did not and will not, as of its date or as of any Delivery Date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.  The Pricing Disclosure Package does not, and will not, as of any Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Registration Statement, the Prospectus or the Pricing Disclosure Package based upon written information furnished to the Company by the Agent specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof.  The Prospectus and Issuer Free Writing Prospectus delivered to the Agent for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)           Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the Rules and Regulations.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Stock or until any earlier date that the Company notified or notifies the Agent, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any other prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agent.  The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.  The Company has taken all actions necessary so that any “road show” (as defined in Rule 433) in connection with the offering of the Stock will not be required to be filed pursuant to the Securities Act.

(d)           (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the

Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at any time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Stock in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405 (without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405).  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Stock, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement.”  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form.  Any written communication that was an offer relating to the Stock made by the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(e)           The Prospectus shall incorporate by reference the most recent Annual Report of the Company and the Operating Partnership on Form 10-K filed with the Commission, each Quarterly Report of the Company and the Operating Partnership on Form 10-Q and each Current Report of the Company and the Operating Partnership on Form 8-K filed with the Commission since the filing of the Annual Report.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, at the time they were or hereafter are filed with the Commission, complied and shall comply in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations and, when read together with the other information in the Prospectus and the Pricing Disclosure Package, at the time the Registration Statement became effective or were filed with the Commission, as the case may be, did not and shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Operating Partnership is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Stock.

(g)           No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction.  No order preventing or suspending the use of the Prospectus has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction.

(h)           The Company has been duly organized and is an existing real estate investment trust in good standing under the laws of the State of Maryland, with power and authority as a real estate investment trust to own its properties and conduct its business as described in the

Prospectus and the Pricing Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on (i) the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company and its Subsidiaries (as hereinafter defined) taken as a whole, (ii) the issuance or validity of the Stock or (iii) the consummation of any of the transactions contemplated by this Agreement to be performed by the Company and/or the Subsidiaries (individually or collectively, a “Material Adverse Effect”).

(i)            Each subsidiary of the Company is listed on Schedule I hereto (each, a “Subsidiary” and collectively the “Subsidiaries”) and has been duly organized and is validly existing as a corporation, limited partnership or other legal entity, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the Pricing Disclosure Package; and each Subsidiary is duly qualified to do business as a foreign corporation, limited partnership or other legal entity, as the case may be, in good standing in all other jurisdictions in which such Subsidiary’s ownership or lease of property or the conduct of such Subsidiary’s business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.  The issued and outstanding common and preferred units of limited partnership interest in the Operating Partnership (“Units”) and other equity interests, as the case may be, of each of the other Subsidiaries have been duly authorized and validly issued, are, with respect to corporate Subsidiaries, fully paid and nonassessable and, except as otherwise set forth in the Prospectus and the Pricing Disclosure Package or reflected in the financial statements contained in, or incorporated by reference in, the Prospectus and the Pricing Disclosure Package, are owned beneficially by the Company, directly or indirectly through one or more Subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims, except for security interests, liens, encumbrances, equities or claims pursuant to the terms of a bona fide financing transaction.

(j)            Complete and correct copies of the declaration of trust and of the bylaws of the Company, the certificate of limited partnership and agreement of limited partnership of the Operating Partnership and the charter documents, partnership agreements and other organizational documents of the other Subsidiaries, as applicable, and all amendments thereto as have been requested by the Agent or its counsel have been delivered to the Agent or its counsel.  As of each Delivery Date, the partnership agreement of the Operating Partnership, as amended, will have been duly authorized, executed and delivered by the Company, as the general partner and as a limited partner and (assuming it has been duly authorized, executed and delivered by each of the other parties thereto, and is a legal, valid and binding agreement of each such other party) in full force and effect, subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought and (iii) the provisions of the Delaware Revised Uniform Limited Partnership Act.

(k)           The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus and the Pricing Disclosure Package.  All of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and nonassessable.  The shares of the Stock to be issued and sold by the Company through the Agent hereunder have been duly authorized and, when the Stock has been delivered and paid for in accordance with this Agreement, such Stock will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package and such descriptions conform to the rights set forth in the instruments defining the same, and such description will be, complete and accurate in all material respects; the shareholders of the Company have no preemptive rights with respect to the Stock; and, no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Securities Act in the public offering contemplated by this Agreement.  The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Pricing Disclosure Package and the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(l)            Except for the Company Registration Rights Agreements (as defined below), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Registration Statement or in any other registration statement filed by the Company under the Securities Act.  Any notices required to be given under the Company Registration Rights Agreements were given and no person with rights thereunder, has exercised any such rights.  The “Company Registration Rights Agreements” shall mean, collectively:  (i) the Amended and Restated Registration Rights Agreement, dated March 16, 1998, of Corporate Office Properties Trust for the benefit of Holders of the Partnership Units and Preferred Units of Corporate Office Properties, L.P. and Holders of Common Shares of Beneficial Interest of Corporate Office Properties Trust; (ii) the Registration Rights Agreement, dated January 25, 2001, of Corporate Office Properties Trust for the benefit of Barony Trust Limited; and (iii) the Registration Rights Agreement, dated April 7, 2010, of Corporate Office Properties, L.P. and Corporate Office Properties Trust for the benefit of the holders of the 4.25% Exchangeable Senior Notes Due 2030 of Corporate Office Properties, L.P.

(m)          Except as disclosed in the Pricing Disclosure Package and the Prospectus or as provided in this Agreement, or not disclosed because not material, the Company and its Subsidiaries do not have outstanding, and will not have outstanding (A) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any shares of beneficial interest of the Company or other equity interests of any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such shares of beneficial interest or equity interests or any such convertible or exchangeable securities or obligations (except for options issued subsequent to December 31, 2003 under the Company’s established stock option plans), or (C) obligations of the Company or any such Subsidiary to issue any shares of beneficial interest or equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.  The form of share certificates to be used to evidence the Common Shares will be in due and proper form and will comply, in all material respects, with all applicable legal requirements.  Other than shares of beneficial interest of the Company issuable (i) upon exercise of share options pursuant to the Company’s stock-based plans for its employees and trustees, (ii) upon the redemption of Units or (iii) upon the exchange of notes issued by the Operating Partnership, no shares of beneficial interest of the Company are reserved for any purpose, except as disclosed in the Prospectus and the Pricing Disclosure Package.

(n)           The execution, delivery and performance of this Agreement by the Company and the Operating Partnership, the issuance, offering and sale of the Stock by the Company through the Agent pursuant to this Agreement, the compliance by the Company and the Operating Partnership with the other provisions of this Agreement and the consummation of the other transactions herein contemplated to be performed by the Company and the Operating Partnership do not and will not (i) require any material governmental license, permit, consent, approval, authorization or other order of, registration, filing or qualification with, any court or governmental body or agency (except such as have been obtained or may be required under the Securities Act and the Exchange Act, securities, blue sky or real estate syndication laws of the various states, the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the requirements of the New York Stock Exchange, Inc. (“NYSE”)), (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Company or any of the Subsidiaries pursuant to the terms or provisions of, or conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether with or without the giving of notice or passage of time or both, would constitute a default under any of the foregoing), or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter, declaration of trust, bylaws, partnership agreement or other organizational document of the Company or any of the Subsidiaries or in the performance or observance of any obligation, covenant, agreement or condition contained in any indenture, loan agreement, mortgage, bond, debenture, note agreement, joint venture or partnership agreement, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound or, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order, statute, administrative regulation or decree of any court or any governmental body or agency (foreign or domestic) having jurisdiction over the Company, any of the Subsidiaries or their respective property, in each case (other than with respect to breaches or violations of the terms of the charter, declaration of trust, bylaws, partnership agreement or other organizational document of the Company or any of the Subsidiaries) except for requirements, liens, charges, encumbrances, breaches, violations, defaults, rights to terminate or accelerate obligations, or conflicts, the imposition or occurrence of which would not have a Material Adverse Effect.

(o)           Each of the Company and the Operating Partnership has full trust or partnership power, as the case may be, to enter into this Agreement, and to carry out all of the terms and provisions hereof to be carried out by them.  This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Operating Partnership, and constitutes a valid and binding agreement of each of the Company and the Operating Partnership, and assuming due authorization, execution and delivery by the Agent, is enforceable against the Company and the Operating Partnership, in accordance with the terms hereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

(p)           When the Stock is delivered and paid for pursuant to this Agreement, the Company and each of its Subsidiaries will have good and marketable title in fee simple to all items of real property and valid title to all personal property and assets owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as where the failure to have such title would not result in a Material Adverse Effect or materially and adversely affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary (except in each case liens securing indebtedness of the Company or its Subsidiaries as reflected in its financial statements included in the Prospectus, the Registration Statement and the Pricing Disclosure Package or mortgage indebtedness incurred by the Company or its Subsidiaries in the ordinary course of its business), and any real property and buildings held under lease by the Company or any such Subsidiary will be held under valid, subsisting and enforceable leases, except where the invalidity, non-subsistence or non-enforceability would not result in a Material Adverse Effect or materially interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary, in each case except as described in or contemplated by the Prospectus and the Pricing Disclosure Package.  To the knowledge of the Company and the Operating Partnership, except as disclosed in the Prospectus and the Pricing Disclosure Package:  (i) no lessee of any portion of the properties is in material default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case such defaults that would not have a Material Adverse Effect; (ii) the current use and occupancy of each of the properties complies in all material respects with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (iii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the properties except such proceedings or actions that would not have a Material Adverse Effect.

(q)           The Company and its Subsidiaries possess adequate certificates, authorities, consents, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, have complied, in all material respects, with the laws, regulations and orders known by them to be applicable to them or their respective businesses and properties and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, consents, authorizations or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(r)            No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company is threatened or imminent that might have a Material Adverse Effect.

(s)           The Company and its Subsidiaries own, possess, license or can acquire on reasonable terms, adequate trademarks, trade names, licenses, and other rights to inventions, know-how, patents, copyrights, confidential or proprietary information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(t)            Except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect, (A) to the knowledge of the Company, after due inquiry, neither the Company nor any of the Subsidiaries has violated (i) any Environmental Law (as hereinafter defined) (and the Company and the Subsidiaries are in compliance with all requirements of applicable permits, licenses, approvals or other Authorizations issued pursuant to Environmental Laws), (ii) any provisions of the Employee Retirement Income Security Act of 1974, as amended or (iii) any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder; (B) to the knowledge of the Company, after due inquiry, none of the Company or the Subsidiaries has caused or suffered to occur any Release (as hereinafter defined) of any Hazardous Substance (as hereinafter defined) into the Environment (as hereinafter defined) on, in, under or from any property, and no condition exists on, in, under or adjacent to any property that would reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as hereinafter defined), under any Environmental Law; (C) none of the Company or the Subsidiaries has received any written notice of a material claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any property; (D) none of the Company or any of the Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as hereinafter defined) claiming, any material violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any property; and (E) no property now or heretofore owned or leased by the Company or any of the Subsidiaries is included or, to the knowledge of the Company and the Subsidiaries, after due inquiry, proposed for inclusion on, and no property operated by the Company or any of the Subsidiaries, to the knowledge of the Company and the Subsidiaries, is included or proposed for inclusion on, the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the “EPA”), or included on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Company and the Subsidiaries has actual knowledge that any property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company and the Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

As used herein, “Hazardous Substance” shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and indoor and outdoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance.

(u)           To the knowledge of the Company, none of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of them nor any of their trustees, directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, voting trustee, trustee, director, officer or employee.

(v)           Except as disclosed in the Prospectus and the Pricing Disclosure Package, after due inquiry, there are no pending actions, suits or proceedings against or, to the knowledge of the Company, affecting the Company, any of its Subsidiaries or any of their respective properties or any of their respective officers or trustees that, if determined adversely to the Company or any of its Subsidiaries or any of their respective officers or trustees, would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Stock and/or are required to be described in the Registration Statement or Prospectus; and, to the knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated, in each case, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries or assets; and no contract, statute, regulation or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

(w)          The consolidated financial statements and schedules and notes thereto of the Company and its consolidated Subsidiaries included in the Registration Statement, the Prospectus and the Pricing Disclosure Package comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and Item 301 of Regulation S-K promulgated by the Commission and fairly present the financial position of the Company and its consolidated Subsidiaries and the results of operations and changes in financial condition as of the dates and periods therein specified.  Such financial statements, schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption “Selected Financial Data” in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein.  No other financial statements (or schedules) of the Company or any predecessor of the Company are required by the Securities Act to be included in the Registration Statement, the Prospectus or the Pricing Disclosure Package.  All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(x)            PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its consolidated Subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Prospectus and the Pricing Disclosure Package, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(y)           Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Pricing Disclosure Package and prior to the date of this Agreement and each Delivery Date, (i) neither the Company nor any of its Subsidiaries has sustained any material casualty loss, condemnations or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (ii) there has not been any material adverse change, or any development or event that would be reasonably likely to result in a material adverse change, in the condition (financial or otherwise), management, business, properties, prospects, net worth, or results of operations of the Company or any of its Subsidiaries, taken as a whole, except in each case as described in or contemplated by the Prospectus and the Pricing Disclosure Package and (iii) except as disclosed in or contemplated by the Prospectus and the Pricing Disclosure Package or otherwise consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(z)            The Company is not and the Operating Partnership is not, and, after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus and the Pricing Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(aa)         The Company has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Stock or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(bb)         The Company has not distributed and, prior to the completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than the Registration Statement or any amendment thereto, the Prospectus or any amendment or supplement thereto, or other materials, if any permitted by the Securities Act and the Rules and Regulations.

(cc)         Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Pricing Disclosure Package and prior to each Delivery Date, except as described in the Prospectus and the Pricing Disclosure Package, (1) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in each case, not in the ordinary course of business; (2) the Company has not purchased any of its outstanding shares of beneficial interest, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares of beneficial interest except in the ordinary course of business consistent with past practices; and (3) there has not been any material change in the capitalization, equity, short-term debt or long-term debt of the Company and its consolidated Subsidiaries, except in each case as described in or contemplated by the Prospectus and the Pricing Disclosure Package.

(dd)         The Company and each of its Subsidiaries are insured by property, title, casualty and liability insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in Material Adverse Effect, except in such instances where the tenant is carrying such insurance or the tenant is self-insuring such risks and except as described in or contemplated by the Prospectus and the Pricing Disclosure Package.

(ee)         No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the equity interest in such Subsidiary held by the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus and the Pricing Disclosure Package or pursuant to the terms of its outstanding securities or a bona fide financing transaction.

(ff)           The Company and each of its Subsidiaries has filed all foreign, federal, state and local income tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus and the Pricing Disclosure Package or which would not result in a Material Adverse Effect.

(gg)         Commencing with the Company’s taxable year ended December 31, 1992, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a REIT.  All statements in the Prospectus regarding the Company’s qualification as a REIT are true, complete and correct in all material respects.

(hh)         Except for the shares of capital stock or other equity interests of each of the Subsidiaries owned by the Company and such Subsidiaries, neither the Company nor any such Subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Prospectus and the Pricing Disclosure Package.

(ii)           The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets, financial and corporate books and records is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj)           Neither the Company nor any of the Subsidiaries is (i) in breach or violation of its respective declaration of trust, charter, bylaws, partnership agreement or other organizational document, as the case may be, (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, bond, debenture, note agreement, joint venture or partnership agreement, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, and to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound (and there is no event which, whether with or without the giving of notice, or passage of time or both, would constitute a default under any of foregoing), where such default would have a Material Adverse Effect, or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, government body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, where such violation would have a Material Adverse Effect.

(kk)         Since January 1, 1998, the Company has timely filed all documents required to be filed by it under the Exchange Act.

(ll)           No relationship, direct or indirect, exists between or among the Company or the Subsidiaries on the one hand, and the trustees, directors, officers, shareholders, customers or suppliers of the Company or the Subsidiaries on the other hand, which is required by the Securities Act or the rules of the FINRA to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus which is not so described.

(mm)       There are no contracts, agreements, letters of intent, understandings or any other documents relating to the pending acquisition of any real property by the Company or the Operating Partnership that are required to be disclosed in the Prospectus and that are not so disclosed.

(nn)         The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and, as of the end of the Company’s most recent fiscal quarter, such disclosure controls and procedures were effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Trustees of the Company have been advised of: (i) any material weakness or significant deficiency in the design or operation of internal controls over financial reporting that is reasonably likely to have a material effect on the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting; except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the first day of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the Pricing

Disclosure Package and the Prospectus, there has been (i) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), and (ii) no fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting; and since the end of the Company’s most recently completed fiscal quarter, there have been no changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(oo)         There are no material business relationships or related party transactions involving the Company or any Subsidiary or any other person that are required by the Securities Act or the rules of the FINRA to be described in the Pricing Disclosure Package or the Prospectus and that are not so described in the Pricing Disclosure Package or the Prospectus.

(pp)         The Company and, to the knowledge of the Company, all of the Company’s trustees or officers, in their capacities as such, are in compliance with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(qq)         The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(rr)           Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any trustee, director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds from the sale of Securities by the Company in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss)         The interactive data in eXtensible Business Reporting Language included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, which are incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(tt)           The Common Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(uu)         Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

Any certificate signed by any officer or authorized representative of the Company or any Subsidiary and delivered to the Agent in connection with the offering of the Stock shall be deemed a representation and warranty by the Company or any Subsidiary, as to matters covered thereby, to the Agent.

2.             Sale and Delivery of Stock.

(a)           Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through the Agent, as sales agent or principal, and the Agent agrees to use its commercially reasonable efforts to sell as sales agent or principal for the Company, the Stock. For the avoidance of doubt, the foregoing sentence shall not apply to sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which any Agent is acting for the Company in a capacity other than as Agent under this Agreement.

(b)           The Stock is to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) that the Company has instructed the Agent to make such sales.  On any Trading Day, the Company may instruct the Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged (including, without limitation, by telecopy or e-mail) by the Agent) as to the maximum number of shares of Stock to be sold by the Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per share of Stock at which such Stock may be sold.  Subject to the terms and conditions hereof, the Agent shall use its reasonable efforts to sell all of the shares of Stock so designated by the Company.

(c)           Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its reasonable efforts to sell, any shares of Stock (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of (A) together with all sales of Stock under this Agreement and each of the Alternative Sales Agreements, the Maximum Amount and (B) the number of shares of Stock authorized from time to time to be issued and sold under this Agreement, in each case of clause (i) and (ii), by the Company’s Board of Trustees, or a duly authorized committee thereof, and notified to the Agent in writing.  In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged (including, without limitation, by telecopy or e-mail) by the Agent, suspend the offering of the Stock for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Stock sold hereunder prior to the giving of such notice.

(d)           Under no circumstances shall the aggregate offering price or number, as the case may be, of shares of Stock sold pursuant to this Agreement exceed the aggregate offering price or number, as the case may be, of Common Shares (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement, or (iii) authorized from time to time to be issued and sold under this Agreement by the Company’s Board of Trustees, or a duly authorized committee thereof, and notified to the Agent in writing.  In addition, under no circumstances shall any shares of Stock be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s Board of Trustees, or a duly authorized committee thereof, and notified to the Agent in writing.  Further, under no circumstances shall the aggregate offering price of the shares of Stock sold pursuant to this Agreement and the Alternative Sales Agreements, including any separate underwriting or similar agreement covering principal transactions described in the first paragraph of this Agreement and the Alternative Sales Agreements, exceed the Maximum Amount.

(e)           The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of the Stock shall only be effected by or through only one of the Agent or an Alternative Agent on any single given day.  The Company shall in no event request that the Agent and one or all of the Alternative Agents sell the Stock on the same day.

(f)            If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Stock, it shall promptly notify the other party and sales of Stock under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(g)           The gross sales price of any Stock sold under this Agreement shall be the market price for the Common Shares sold by the Agent under this Agreement on the NYSE at the time of such sale. The compensation payable to the Agent for sales of Stock shall be equal to up to 2.0% of the gross sales price of the Stock, and the exact amount shall be specified when the Company provides sale instructions to the Agent pursuant to Section 2(b) herein.  The remaining proceeds, after further deduction for any transaction fees, transfer taxes or other similar fees, taxes or charges imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Stock (the “Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.  The amount of any commission, discount or other compensation to be paid by the Company to the Agent, when the Agent is acting as principal, in connection with the sale of Stock shall be as separately agreed among the parties hereto at the time of any such sales.

(h)           The Agent shall provide written confirmation to the Company following the close of trading on the NYSE each day on which Stock is sold under this Agreement setting forth the number of shares of Stock sold on such day, the gross sales prices of the Stock, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such sales.

(i)            Settlement for sales of Stock will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Delivery Date”). On each Delivery Date, the Stock sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Stock. Settlement for all Stock shall be effected by book-entry delivery of shares of Stock to the Agent’s account at The Depository Trust Company against payment by the Agent of the Net Proceeds from the sale of such Stock in same day funds delivered to an account designated by the Company.  If the Company shall default on its obligation to deliver Stock on any Delivery Date, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company, and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default.  If the Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Delivery Date for Stock delivered by the Company, the Agent will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(j)            Except as may be mutually agreed upon by the Company and the Agent in writing, sales pursuant to this Agreement may not be requested by the Company and need not be made by the Agent except during the period that begins after the Company Periodic Report Date (as defined at Section 3(a)(xiii)) and ends, for all periods, on the earlier of (x) the date trustees and officers are no longer permitted to trade pursuant to the Company’s policy on insider trading as in effect from time to time, and (y) except as provided in Section 2(k), the date (each, an “Announcement Date”) on which the Company issues a press release containing, or otherwise publicly announces, its earnings, revenues or other results of operations (each, an “Earnings Announcement”).  Notwithstanding the foregoing, without the prior written consent of each of the Company and the Agent, no sales of Stock shall take place, and the Company shall not request the sale of any Stock that would be sold, and the Agent shall not be obligated to sell, during any period in which the Company is or could be deemed to be, in possession of material non-public information.

(k)           If the Company wishes to offer, sell or deliver Stock at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the time that the Company and the Operating Partnership file (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, the Company shall (i) prepare and deliver to the Agent (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, and obtain the consent of the Agent to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agent with the officers’ certificates, opinions/letters of counsel and accountants’ letter called for by Sections 5(d), (e), (f), (g), (h) and (i)(b), respectively, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 3(xii) and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (y) of Section 2(j) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange

Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificates, opinions/letters of counsel and accountants’ letter pursuant to this Section 2(k) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 5, and (B) this Section 2(k) shall in no way affect or limit the operation of the provisions of clause (x) and the last sentence of Section 2(j), which shall have independent application.

3.             Further Agreements of the Company, the Operating Partnership and the Agent.

(a)           Each of the Company and the Operating Partnership agree with the Agent as follows:

(i)            To make no further amendment or any supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, except as provided herein; to advise the Agent promptly of the time when any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Agent with copies thereof; to file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Agreement within the time periods required by the Exchange Act; to advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (including, without limitation, any document incorporated by reference in any of the foregoing) or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use its best efforts to obtain as soon as possible its withdrawal.

(ii)           During any period when the delivery of a prospectus is required in connection with the offering or sale of Stock, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus (including, without limitation, any document incorporated by reference therein) in order to comply with the Securities Act or the Exchange Act, to promptly notify the Agent and to promptly file such document and to prepare and furnish without charge to the Agent and to any dealer in securities as many copies as the Agent may from time to time reasonably request of an amended or supplemented Prospectus (or incorporated document, as the case may be) that will correct such statement or omission or effect such compliance.

(iii)          To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Agent, be required by the Securities Act or requested by the Commission.

(iv)          (A) To furnish, without charge, to the Agent copies of the Prospectus included in the Registration Statement, and, so long as a prospectus relating to the Stock is (or but for the exemption in Rule 172 of the Securities Act would be) required to be delivered under the Securities Act in connection with sales through the Agent or dealer, the Prospectus and all amendments and supplements thereto (in each case including exhibits thereto), in each case in such quantities as the Agent requests.  All other documents shall be so furnished as soon as available.  The Company will pay the expenses of printing and distributing to the Agent all such documents; and (B) during the period of five years hereafter, upon request of the Agent, the Company will furnish to the Agent, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Agent (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

(v)           To pay the applicable Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations, except to the extent such filing fees have been paid prior to the date hereof.

(vi)          Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus (other than (1) an amendment made by the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act, or (2) by a prospectus supplement relating to the offering of securities other than the Stock (including, without limitation, other Common Shares)), the Company shall furnish a copy thereof (which maybe an electronic copy) to the Agent and counsel for the Agent and the Company shall not file or use any such proposed amendment or supplement to the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus to which the Agent reasonably objects.

(vii)         Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of Agent.

(viii)        To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus.  During any period when the delivery of a prospectus is required in connection with the offering or sale of Stock, if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to comply with the Securities Act, to promptly notify the Agent and to promptly file such document and to prepare and furnish without charge to the Agent as many copies as the Agent may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(ix)           As soon as practicable, but not later than the Availability Date (as hereinafter defined), to make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after each Effective Date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Securities Act.  For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes each such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(x)            To arrange for the registration or qualification of the shares of Stock for offering and sale under the applicable state securities or blue sky laws and real estate syndication laws of such jurisdictions as the Agent designates and will continue such registration or qualifications in effect for as long as may be necessary to complete the distribution of the shares of Stock and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

(xi)           At each Applicable Time, each Delivery Date, each Registration Statement Amendment Date (as defined below) and each Company Periodic Report Date (as defined below), the Company and the Operating Partnership shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement.

(xii)          The Company and the Operating Partnership will cooperate timely with any reasonable due diligence review conducted by the Agent or its counsel from time to time in connection with the transactions contemplated hereby, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(xiii)         Upon commencement of the offering of Stock under this Agreement and promptly after each (A) (x) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Stock, or (2) by a prospectus supplement relating to the offering of other securities (including, without limitation, other Common Shares)), and (y) date there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Agent shall reasonably request) (each such date referred to in clause (x) and (y), a “Registration Statement Amendment Date”), and (B) date on which the Company shall file an Annual Report on form 10-K or Quarterly Report on form 10-Q, including any date on which an amendment to any such document is filed (each such date, a “Company Periodic Report Date”), the Company will furnish or cause to be furnished forthwith to the Agent a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(i) of this Agreement which were last furnished to the Agent are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(i), but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xiv)        Upon commencement of the offering of Stock under this Agreement, and promptly after each (A) Registration Statement Amendment Date, and (B) Company Periodic Report Date, the Company will furnish or cause to be furnished to the Agent and to counsel to the Agent the written opinion and letter of each counsel to the Company, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agent and its counsel, of the same tenor as the opinions and letters referred to in Section 5(d), (e) and (f) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to the Agent shall furnish the Agent with a letter substantially to the effect that the Agent may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xv)         Upon commencement of the offering of Stock under this Agreement, and promptly after each (A) Registration Statement Amendment Date, and (B) Company Periodic Report Date, the Company will cause PricewaterhouseCoopers LLP, or other independent accountants reasonably satisfactory to the Agent, to furnish to the Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 5(h) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package, as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xvi)        The Company consents to the Agent trading in the Common Shares for the Agent’s own account and for the account of their clients at the same time as sales of Stock occur pursuant to this Agreement.  The Company acknowledges and agrees that the Agent shall be under no obligation to purchase shares of Stock on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in writing; provided, that no such purchase or sales shall take place on any Trading Day (except (i) as agreed by the Agent in writing) or (ii) to the extent the Agent may engage in sales of the Stock purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(xvii)       If to the knowledge of the Company, all filings required by Rule 424 and Rule 433 under the Securities Act in connection with this offering shall not have been made or the representation in Section 1(a) shall not be true and correct on the applicable Delivery Date, the Company will offer to any person who has agreed to purchase Stock from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Stock.

(xviii)      The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of shares of Stock sold through the Agents under this Agreement, the Net Proceeds to the Company and the aggregate compensation paid by the Company with respect to sales of Stock pursuant to this Agreement during the relevant quarter.

(xix)         The Company and the Operating Partnership will not, without (A) giving the Agent at least one business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale, and (B) the Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agent in light of the proposed sale, pledge or disposition, as the case may be, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or might reasonably be expected to, result in the disposition of by the Company or the Operating Partnership) any Common Shares or securities convertible into or exchangeable for Common Shares, or sell or grant options, rights or warrants with respect to any Common Shares or securities convertible into or exchangeable for Common Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Shares or securities convertible, exercisable or exchangeable into Common Shares or any other securities of the Company (other than any registration statement on Form S-8), or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Agent; provided, however, that the foregoing restrictions shall not prohibit the sale of Stock pursuant to this Agreement, and shall not prohibit the Company from issuing (A) Common Shares pursuant to (x) the dividend reinvestment component of the Company’s dividend reinvestment plan as in effect on the date of this Agreement, (y) any of the Company’s employee or trustee benefit plans, including upon exercise of share options granted pursuant thereto, as such plans are in effect on the date of this Agreement or (z) the exercise of contractual rights existing on the date of this Agreement by current and former holders of partnership or other interests in Corporate Office Properties, L.P. which may require or permit (in lieu of a payment in cash) the issuance of Common Shares by the Company, and (B) any securities (the “Acquisition Securities”) convertible into or exercisable, exchangeable or redeemable for Common Shares as consideration for the acquisition of real property, provided, that the Acquisition Securities are not convertible, exercisable, exchangeable or redeemable for or into Common Shares).

(xx)          To apply the Net Proceeds from the sale of the Stock as set forth under “Use of Proceeds” in the Prospectus and the Pricing Disclosure Package.

(xxi)         The Company, the Operating Partnership and their affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(xxii)        The Company will use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code unless the Company’s Board of Trustees determines that it is no longer in the best interests of the Company to be so qualified.

(xxiii)       The Company will use its best efforts to cause the shares of Stock to be duly authorized for listing by the NYSE prior to the first Delivery Date and to maintain the listing of the shares of Stock on the NYSE for a period of two years after the first Delivery Date and thereafter unless the Company’s Board of Trustees determines that it is no longer in the best interests of the Company.

(xxiv)       The Company and the Operating Partnership will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Agent’s obligations hereunder.

(b)           The Agent agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Agent in connection with the offering or sale of the Stock without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 3(b), shall not be deemed to include information prepared by or on behalf of the Agent on the basis of or derived from issuer information.

4.             Expenses

(a)           The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (i) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of any certificates for the Stock; (ii) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (iii) the distribution of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (iv) the production and distribution of this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (vi) the listing of the Stock on the NYSE and/or any other exchange; (vii) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 3(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Agent); (viii) the preparation, printing and distribution of one or more versions of the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Agent); (ix) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants; and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Operating Partnership under this Agreement; provided that, except as provided in this Section 4(a) and Section 6, the Agent shall pay its own out-of-pocket costs and expenses and the expenses of advertising any offering of the Stock made by the Agent; provided further, that if shares of Stock having an aggregate offering price of $30,000,000 or more have not been offered and sold under this Agreement and the Alternative Agreements by the one-year anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agent for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel incurred by the Agent in connection with the transactions contemplated by this Agreement (the “Expenses”); provided, however, that the Expenses shall not exceed an aggregate amount under this Agreement of $250,000.  Any Expenses shall be due and payable by the Company within five (5) business days of the Determination Date.

5.             Conditions of Agent’s Obligations.  The obligations of the Agent hereunder are subject to the accuracy, when made and on the date of this Agreement, each Registration Statement Amendment Date, each Company Periodic Report Date, each Applicable Time and each Delivery Date, of the representations and warranties of the Company and the Operating Partnership contained herein, to the performance by each of the Company and the Operating Partnership of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) on or prior to the date hereof and the Company shall have complied with all other requirements applicable to the Prospectus or any supplement thereto under Rule 424(b) (without giving effect to Rule 424(b)(8).  The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof.  No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)           The Agent shall not have discovered and disclosed to the Company that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Clifford Chance US LLP, counsel for the Agent, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Agent, and the Company  shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           Morgan, Lewis & Bockius LLP shall have furnished to the Agent its written opinion, as counsel to the Company, addressed to the Agent and delivered and dated on each date specified in Section 3(a)(xiv) hereof, in form and substance satisfactory to the Agent, substantially in the form attached hereto as Exhibit A-1.

(e)           Saul Ewing LLP shall have furnished to the Agent its written opinion, as special Maryland law counsel to the Company, addressed to the Agent and delivered and dated on each date specified in Section 3(a)(xiv) hereof, in form and substance satisfactory to the Agent, substantially in the form attached hereto as Exhibit A-2.

(f)            Karen M. Singer, Esq. shall have furnished to the Agent a written opinion, as General Counsel to the Company, addressed to the Agent and delivered and dated on each date specified in Section 3(a)(xiv) hereof, in form and substance satisfactory to the Agent, substantially in the form attached hereto as Exhibit A-3.

(g)           The Agent shall have received from Clifford Chance US LLP, counsel for the Agent, such opinion or opinions, and delivered and dated on each date specified in Section 3(a)(xiv) hereof, as to the matters referred to in clauses 5 and 10 of Exhibit A-1 and matters referred to in clauses 4 (with respect to “Description of Shares” only) and 5 of Exhibit A-2 and in addition, Clifford Chance US LLP shall make statements similar to those contained in the second and third paragraphs following clause 12 of Exhibit A-1 hereto (with respect to Federal, New York, Delaware and Maryland laws only) and shall be entitled to rely on those persons described in the third paragraph following clause 12 of Exhibit A-1 and the first paragraph following clause 6 of Exhibit A-2 described therein.

(h)           At the dates specified in Section 3(a)(xv) hereof, the Agent shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Agent, addressed to the Agent and dated the date of delivery thereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date of the date of delivery thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus and the Pricing Disclosure Package, as of a date not more than three days prior to the date of delivery thereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings.

(i)            (a) Upon commencement of the offering of Stock under this Agreement, the Company shall have furnished to the Agent a certificate of an officer in a form satisfactory to the Agent stating the minimum price for the sale of such Stock pursuant to this Agreement and the maximum number of shares of Stock that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s Board of Trustees or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum amount, a new certificate with respect thereto, and (b) on each date specified in Section 3(a)(xiii), the Company shall have furnished to the Agent a certificate, dated such date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Agent may reasonably request, including, without limitation, a statement that:

(A)          All the representations and warranties of the Company in this Agreement shall be true and correct, on and as of the applicable date specified in Section 3(a)(xiii).  The Company has complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to such applicable date;

(B)           The Registration Statement has become effective under the Securities Act; the Prospectus and any Issuer Free Writing Prospectus shall have been filed with the Commission pursuant to Rule 424(b) (in the case of the Issuer Free Writing Prospectus, to the extent required under Rule 433) within the applicable time period prescribed for such filing by such Rule and prior to the time the Prospectus was distributed to the Agent; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or the Pricing Disclosure Package or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or are pending before, or threatened or, to the Company’s knowledge, after due inquiry, are contemplated by the Commission; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or are pending before, or threatened or, to the best of the Company’s knowledge, after due inquiry, are contemplated by the state securities authority of any jurisdiction; and

(C)           Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Pricing Disclosure Package, other than as set forth in or contemplated by the Registration Statement, the Prospectus and the Pricing Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and prior to the applicable date specified in Section 3(a)(xiii), except for changes of a general nature applicable to all real estate investment trusts investing in commercial office properties, (i) there has not occurred any material adverse change or, to the best knowledge of such persons, any development involving a prospective material adverse change in the condition, financial or otherwise, or the results of operations, business, prospects, management or operations of the Company and the Subsidiaries, taken as a whole, (ii) there has been no casualty loss or condemnation or other adverse event with respect to any of the properties which would be material to the Company and the Subsidiaries, taken as a whole, (iii) there has not been any material adverse change or any development involving a prospective material adverse change in the capitalization, long-term or short-term debt or in the shares of beneficial interest or equity of the Company or any of the Subsidiaries, (iv) except as described in the Prospectus or the Pricing Disclosure Package, neither the Company nor any of the Subsidiaries has incurred any material liability or obligation, direct or contingent, which would be material, nor have they entered into any transactions, other than pursuant to this Agreement and the transactions referred to herein or as contemplated in the Prospectus and the Pricing Disclosure Package, which would be material, to the Company and its Subsidiaries taken as a whole, and (v) except for regular quarterly distributions on the Stock  and other securities issued by the Company, the Company has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its shares of beneficial interest except in the ordinary course of business consistent with such practice.

(j)            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as one enterprise which, in the judgment of the Agent, is material and adverse and makes it impractical or inadvisable to proceed with the offering or the sale of the Stock on the terms and in the manner contemplated in the Prospectus; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company and the Operating Partnership by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company and the Operating Partnership (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or the Operating Partnership has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Agent, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Stock, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Agent, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the offering or the sale of the Stock on the terms and in the manner contemplated in the Prospectus; or (viii) any suspension of trading of any securities of the Company and the Operating Partnership on any exchange or in the over-the-counter market.

(k)           The Stock shall have been approved for listing on the NYSE, subject to official notice of issuance.

(l)            On or prior to each Delivery Date, the Company shall have furnished to the Agent such further certificates and documents as the Agent may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Agent.

6.             Indemnification and Contribution.

(a)           The Company and the Operating Partnership will jointly and severally indemnify and hold harmless the Agent, its partners, directors and officers and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (as amended or supplemented) or any other prospectus relating to the Stock, or any amendment or supplement thereto (including the information deemed to be a part of the Registration Statement pursuant to Rule 434 under the Securities Act, if applicable), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus as amended or supplemented or any other prospectus relating to the Stock or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Agent for use therein.

(b)           The Agent will indemnify and hold harmless the Company, its trustees and officers and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (as amended or supplemented) or any other prospectus relating to the Stock, or any amendment or supplement thereto (including the information deemed to be a part of the Registration Statement pursuant to Rule 434 under the Securities Act, if applicable), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (as amended or supplemented) or any other prospectus relating to the Stock or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as to which the Company shall be entitled to indemnification under this subsection (b) as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent such omission so to notify the indemnifying party materially prejudices the indemnifying party.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (unless separate counsel is required due to conflict of interest) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromises or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Stock to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total commissions from such offering received by the Agent.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock sold by it and distributed to the public were offered to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company and the Operating Partnership under this Section 6 shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Agent within the meaning of the Securities Act; and the obligations of the Agent under this Section 6 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Company who signed the Registration Statement, trustee of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

7.             Termination.

(a)           The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that with respect to any pending sale through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination and the provisions of Sections 4, 6, 7, 8, 9, 11, 13 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 1, Section 4, Section 6 and Section 12 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)           This Agreement shall remain in full force and effect unless terminated pursuant to Section 7(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Sections 1, Section 4, Section 6 and Section 12 of this Agreement shall remain in full force and effect.

(d)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Delivery Date for any sale of Stock, such sale shall settle in accordance with the provisions of Section 2(i) hereof.

8.             No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Agent may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Agent:  (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Agent, on the other, exists; (b) the Agent is not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the terms of the offering of the Stock, and such relationship between the Company, on the one hand, and the Agent, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Agent may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Agent and its affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Agent with respect to any breach of fiduciary duty in connection with this offering.

9.             Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Agent, shall be delivered or sent by mail or facsimile transmission to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, to the attention of General Counsel; and

(b)           if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Karen  M. Singer, Esq. (Fax: (443) 285-7652); and

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by Raymond James & Associates, Inc.

10.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Agent and each person or persons, if any, who control any Agent within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Agent contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of the trustees of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

11.           Survival.  The respective indemnities, representations, warranties and agreements of the Company and the Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

12.           Definition of the Terms “Business Day” and “Affiliate”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which the NYSE is open for trading and that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

13.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.           Waiver of Jury Trial.  The Company and the Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.           Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

16.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company, the Operating Partnership and the Agent, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CORPORATE OFFICE PROPERTIES TRUST

	By:	/s/ Stephen E. Riffee
Stephen E. Riffee
Chief Financial Officer

CORPORATE OFFICE PROPERTIES, L.P.

By:	CORPORATE OFFICE PROPERTIES TRUST,
its sole general partner

	By:	/s/ Stephen E. Riffee
Stephen E. Riffee
Chief Financial Officer

Accepted:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/Jozsi Popper
Authorized Representative

SCHEDULE I

SUBSIDIARIES

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

Corporate Office Properties Trust	Maryland	PA

Business Trusts

W&M Business Trust	Maryland
37 Allegheny Business Trust	Maryland
2500 Riva Trust	Maryland
8027 Corporate Drive Business Trust	Maryland
8029 Corporate Drive Business Trust	Maryland
Allegheny Parking Business Trust	Maryland
COPT Babcock Business Trust	Maryland	CO
Campbell Boulevard Trust	Maryland
Campbell Boulevard I Business Trust	Maryland
Campbell Boulevard II Business Trust	Maryland
Campbell Building Business Trust	Maryland
Campbell Corporate Center I-2 Business Trust	Maryland
Corporate Place I Business Trust	Maryland
Corporate Place III Business Trust	Maryland
Corporate Place IV Business Trust	Maryland
Franklin Ridge No. 1 Business Trust	Maryland
Franklin Ridge No. 2 Business Trust	Maryland
Franklin Ridge No. 3 Business Trust	Maryland
Franklin Ridge No. 4 Business Trust	Maryland
Franklin Ridge V Business Trust	Maryland
Franklin Ridge Open Space Business Trust	Maryland
Lot 401 Business Trust	Maryland
McLean Ridge I Business Trust	Maryland
McLean Ridge II Business Trust	Maryland
McLean Ridge III Business Trust	Maryland
McLean Ridge IV Business Trust	Maryland

1

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

Nottingham Ridge I Business Trust	Maryland
Nottingham Ridge II Business Trust	Maryland
Nottingham Ridge III Business Trust	Maryland
Nottingham Ridge No. 20 Business Trust	Maryland
Nottingham Ridge No. 30 Business Trust	Maryland
Philadelphia Road Business Trust	Maryland
Ridgely’s Choice Business Trust	Maryland
Royston Building Business Trust	Maryland
Tyler Ridge I Business Trust	Maryland
Tyler Ridge II Business Trust	Maryland
Tyler Ridge II A Business Trust	Maryland
Tyler Ridge II Improvements Business Trust	Maryland
Tyler Ridge III Business Trust	Maryland
Tyler Ridge III Improvements Business Trust	Maryland
Tyler Ridge Water Management Business Trust	Maryland
White Marsh Business Center 2 Business Trust	Maryland
White Marsh Commerce Center I Business Trust	Maryland
White Marsh Commerce Center II Business Trust	Maryland
White Marsh Hi-Tech 1 Business Trust	Maryland
White Marsh Hi-Tech 2 Business Trust	Maryland

Limited & General Partnerships

Blue Bell Investment Company, L.P.	Delaware	PA
Centerpointe Limited Partnership	Maryland
Colgatedrive Associates, L.P.	Pennsylvania	Maryland
Corporate Center I Limited Partnership	Maryland
Corporate Office Properties, L.P.	Delaware	MD, NJ, PA, VA, AL, DC
Corporate Gateway, L.P.	Delaware	PA
COPT 8000 Potranco, L.P.	Texas
COPT 8030 Potranco, L.P.	Texas
COPT 8100 Potranco, L.P.	Texas
COPT Gateway, LP	DE	PA

2

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

COPT Harrisburg, L.P.	Maryland
COPT Pennlyn, L.P.	PA
COPT San Antonio, L.P.	Texas
COPT San Antonio II, L.P.	Texas
COPT SA Technology Center, L.P.	Texas
COPT Sentry Gateway 100, L.P.	Texas
COPT Westpointe 3A, L.P.	Texas
COPT Westpointe 4, L.P.	Texas
Harrisburg Corporate Gateway Partners, L.P.	Delaware	PA
Honeygo Limited Partnership I, LLLP	Maryland
Honeygo Limited Partnership II, LLLP	Maryland
Honeygo Limited Partnership III, LLLP	Maryland
Hunt Valley 75 Limited Partnership	Maryland
Nottingham Associates Limited Partnership	Maryland
Rutherford 2 Limited Partnership	Maryland
Sandpiper Limited Partnership	Maryland
Tyler Ridge Limited Partnership	Maryland
White Marsh Business Center Limited Partnership	Maryland
White Marsh Health Center Limited Partnership, LLLP	Maryland
201 International Associates Limited Partnership	Maryland

Corporations

Corporate Office Management, Inc.	Maryland	DE, VA, PA
Corporate Office Properties Holdings, Inc.	Delaware	PA
COPT Acquisitions, Inc.	Delaware	PA, MD, VA, DC, AL, TX
Nottingham Ridge Holding Corp.	Maryland
Nottingham Commons I Holding Corp.	Maryland
Nottingham Commons II Holding Corp.	Maryland

Limited Liability Companies

ASI, LLC	Maryland

3

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

Aerotech Manager, LLC	Maryland
Airport Square, LLC	Maryland
Airport Square II, LLC	Maryland
Airport Square IV, LLC	Maryland
Airport Square V, LLC	Maryland
Airport Square X, LLC	Maryland
Airport Square XI, LLC	Maryland
Airport Square XIII, LLC	Maryland
Airport Square XIV, LLC	Maryland
Airport Square XV, LLC	Maryland
Airport Square XIX, LLC	Maryland
Airport Square XX, LLC	Maryland
Airport Square XXI, LLC	Maryland
Airport Square XXII, LLC	Maryland
Airport Square Holdings I, LLC	Delaware	Maryland
Airport Square Holdings VI and VII, LLC	Delaware	Maryland
Airport Square Partners, LLC	Maryland
Airport Square Storms, LLC	Maryland
Ambassador Center, LLC	Maryland
Arundel Preserve #5, LLC	Maryland
Atrium Building, LLC	Maryland
Canton Crossing Retail, LLC	Maryland
Clarks Hundred, LLC	Maryland
Clarks Hundred II, LLC	Maryland
Colorado Land Acquisition, LLC	Colorado
Columbia Equity Finance, LLC	Maryland
Columbia Gateway S-28, L.L.C.	Maryland
Commons Office Research, LLC	Maryland
Commons Office 6-B, LLC	Maryland
Concourse 1304, LLC	Maryland
COPT Academy Ridge, LLC	Colorado
COPT Aberdeen, LLC	Maryland
COPT Aerotech, LLC	Colorado

4

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

COPT Arundel Preserve, LLC	Maryland
COPT Baltimore County I, LLC	Maryland
COPT Baltimore County II, LLC	Maryland
COPT Bridge Street Office, LLC	Alabama
COPT CC 1600, LLC	Maryland
COPT CC Bulkhead, LLC	Maryland
COPT CCW I, LLC	Maryland
COPT CCW II, LLC	Maryland
COPT CCW III, LLC	Maryland
COPT CC D1, LLC	Maryland
COPT CC Holding, LLC	Maryland
COPT CC Parking, LLC	Maryland
COPT CC Tower, LLC	Maryland
COPT Chantilly, LLC	Virginia
COPT Chantilly II, LLC	Virginia
COPT Chantilly I Manager, LLC	Maryland
COPT Chantilly II Manager, LLC	Maryland
COPT Colgate General, LLC	Delaware	Maryland
COPT Concourse, LLC	Delaware	Maryland
COPT Cresterra 3535, LLC	Colorado
COPT Cresterra Master, LLC	Colorado
COPT Dahlgren, LLC	Virginia
COPT Dahlgren I, LLC	Virginia
COPT Dahlgren II, LLC	Virginia
COPT Dahlgren IV, LLC	Virginia
COPT Dahlgren Land, LLC	Virginia
COPT DC-6, LLC	Delaware	Virginia
COPT Development & Construction Services, LLC	Maryland	PA, VA, TX, AL, DC
COPT Fairview, LLC	Virginia
COPT-FD Indian Head, LLC	Maryland
COPT Frederick, LLC	Maryland
COPT Gate 63, LLC	Maryland
COPT Gate 6700-6708-6724, LLC	Maryland

5

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

COPT Gateway Commerce, LLC	Delaware	Maryland
COPT General, LLC	Maryland
COPT Greens I, LLC	Virginia
COPT Greens II, LLC	Virginia
COPT Greens III, LLC	Virginia
COPT Harbour’s Edge, LLC	Maryland
COPT Harrisburg GP, LLC	Maryland
COPT Hunt Valley GP, LLC	Maryland
COPT Huntsville, LLC	Maryland
COPT Indian Head, LLC	Maryland
COPT Interquest, LLC	Colorado
COPT Interquest III, LLC	Colorado
COPT Interquest IV, LLC	Colorado
COPT Interquest Epic I, LLC	Colorado
COPT Interquest Hybrid I, LLC	Colorado
COPT Interquest Hybrid II, LLC	Colorado
COPT Maritime I & II, LLC	Delaware	DC
COPT McLearen, LLC	Virginia
COPT Montpelier, LLC	Maryland
COPT Newport, LLC	Colorado
COPT Newport C, LLC	Colorado
COPT Newport D, LLC	Colorado
COPT Northcreek, LLC	Colorado
COPT Northgate A, LLC	Maryland
COPT Northgate B, LLC	Maryland
COPT Northgate C, LLC	Maryland
COPT Northgate D, LLC	Maryland
COPT Northgate H, LLC	Maryland
COPT Northgate I, LLC	Maryland
COPT Opportunity Invest I, LLC	Maryland
COPT Powerhouse, LLC	Maryland
COPT Park Meadow, LLC	Virginia
COPT Parkstone, LLC	Virginia

6

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

COPT Patriot Park I, LLC	Colorado
COPT Patriot Park II, LLC	Colorado
COPT Patriot Park V, LLC	Colorado
COPT Patriot Park VI, LLC	Colorado
COPT Patriot Park VII, LLC	Colorado
COPT Patriot Park at Galley, LLC	Colorado
COPT Pres Investment, LLC	Maryland
COPT Property Management Services, LLC	Maryland	DC, VA, DE, PA, TX, AL
COPT Renovation, LLC	Maryland
COPT Richmond I, LLC	Virginia
COPT Ridgeview I, LLC	Virginia
COPT Ridgeview II & III, LLC	Virginia
COPT Riverwood, LLC	Maryland
COPT San Antonio General, LLC	Texas
COPT Southwest VA, LLC	Virginia
COPT Sunrise, LLC	Virginia
COPT Stonecroft, LLC	Virginia
COPT T-11, LLC	Maryland
COPT Waterview I, LLC	Virginia
COPT Waterview III, LLC	Virginia
COPT Westbranch, LLC	Virginia
Cornucopia Holdings, LLC	Maryland
Cornucopia Holdings II, LLC	Maryland
Corporate Center I, LLC	Maryland
Corporate Development Services, LLC	Maryland	VA
Corporate Gatespring, LLC	Maryland
Corporate Gatespring II, LLC	Maryland
Corporate Office Services, LLC	Maryland
Corporate Paragon, LLC	Maryland
Corporate Place B Equity Affiliates, LLC	Maryland
Corporate Property, LLC	Maryland
Crown Point, L.L.C.	Delaware	Maryland
Delaware Airport III, LLC	Delaware	Maryland

7

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

Delaware Airport VIII, LLC	Delaware	Maryland
Delaware Airport IX, LLC	Delaware	Maryland
Enterprise Campus Developer, LLC	Maryland
Fifth Exploration, L.L.C.	Maryland
Ft. Ritchie I, LLC	Maryland
Ft. Ritchie II, LLC	Maryland
Ft. Ritchie III, LLC	Maryland
Ft. Ritchie IV, LLC	Maryland
Ft. Ritchie Holding, LLC	Maryland
Fourth Exploration, L.L.C.	Maryland
Gateway Crossing 95, LLC	Maryland
Gateway 44, LLC	Maryland
Gateway 67, LLC	Maryland
Gateway 70, LLC	Maryland
Gateway 70 Holdings, LLC	Maryland
Governors Court, LLC	Maryland
Governors Court 21, LLC	Maryland
Great Mills I, L.L.C.	Delaware
Great Mills II, L.L.C.	Delaware
Great Mills III, L.L.C.	Delaware
Great Mills IV, L.L.C.	Delaware	Maryland
Great Mills V, L.L.C.	Delaware	Maryland
Harrisburg Investors II, LLC	Delaware
Harrisburg Investors III, LLC	Delaware
Honeyland 108, LLC	Maryland
Huntsville Holdings, LLC	Maryland
Jolly COPT I, LLC	Maryland
Jolly COPT II, LLC	Maryland
LW Redstone Company, LLC	Delaware	AL
Maritime Holdings, LLC	Maryland
M Square Associates, LLC	Maryland
M Square NOAA, LLC	Maryland
M Square 5825, LLC	Maryland

8

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

M Square 5850, LLC	Maryland
MOR Forbes, LLC	Maryland
MOR Forbes 2, LLC	Maryland
NBP One, LLC	Maryland
NBP Huff & Puff, LLC	Maryland
NBP Lot 3-A, LLC	Maryland
NBP Retail, LLC	Maryland
NBP 131, LLC	Maryland
NBP 132, LLC	Maryland
NBP 133, LLC	Maryland
NBP 134, LLC	Maryland
NBP 135, LLC	Maryland
NBP 140, LLC	Maryland
NBP 141, LLC	Maryland
NBP 191, LLC	Maryland
NBP 201, LLC	Maryland
NBP 201 Holdings, LLC	Maryland
NBP 211, LLC	Maryland
NBP 211 Holdings, LLC	Maryland
NBP 220, LLC	Maryland
NBP 220 Holdings, LLC	Maryland
NBP 221, LLC	Maryland
NBP 300, LLC	Maryland
NBP 302, LLC	Maryland
NBP 304, LLC	Maryland
NBP 306, LLC	Maryland
NBP 308, LLC	Maryland
NBP 310, LLC	Maryland
NBP 312, LLC	Maryland
NBP 314, LLC	Maryland
NBP 316, LLC	Maryland
NBP 318, LLC	Maryland
NBP 320, LLC	Maryland

9

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

NBP 322, LLC	Maryland
NBP 324, LLC	Maryland
NBP 410, LLC	Maryland
NBP 420, LLC	Maryland
NBP 430, LLC	Maryland
Northcreek Manager, LLC	Maryland
Nottingham Center, LLC	Maryland
Opportunity Invest Ventures, LLC	Delaware
One Sellner Road, LLC	Maryland
Park Circle Equities, LLC	Maryland
Patriot Park, L.L.C.	Colorado
Patriot Ridge I, LLC	Virginia
Patriot Ridge II, LLC	Virginia
Patriot Ridge Commons, LLC	Virginia
Patriot Ridge Holdings, LLC	Virginia
Patriot Ridge 7770, LLC	Virigina
Pecan Court L.L.C.	Maryland
Powerloft Holdings, LLC	Delaware
Professional Center I, LLC	Maryland
Professional Center III, LLC	Maryland
Red Cedar Building, LLC	Maryland
Redstone Gateway 1000, LLC	Delaware	AL
Redstone Gateway 1100, LLC	Delaware	AL
Redstone Gateway 1200, LLC	Delaware	AL
Redstone Gateway 7200, LLC	Delaware	AL
RIVA Trustee, LLC	Maryland
Rivers Center III Investors, LLC	Maryland
Riverwood Business Center Equity Affiliates, LLC	Maryland
Rockville Corporate Center, LLC	Maryland
Schilling 216 Investors, LLC	Maryland
Schilling Center Equities, LLC	Maryland
Sterling York, LLC	Delaware	Maryland
Tech Park I, LLC	Maryland

10

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

Tech Park II, LLC	Maryland
Tech Park IV, LLC	Maryland
Third Exploration L.L.C.	Maryland
Towerview, LLC	Virginia
TRC Pinnacle Towers, L.L.C.	Virginia
Tyler Ridge I, LLC	Maryland
White Marsh Business Center, LLC	Maryland
White Marsh Professional Center II, LLC	Maryland
Woods Investors, LLC	Maryland
WMBC 13A Investment Company, LLC	Maryland
67 Financing LLC	Maryland
110 Thomas Johnson, LLC	Maryland
131 Parkway, LLC	Maryland
132, LLC	Maryland
133 Parkway, LLC	Maryland
134, LLC	Maryland
135 Parkway, LLC	Maryland
141 Parkway, LLC	Maryland
221, LLC	Maryland
226 Schilling Circle, LLC	Maryland
302 Sentinel, LLC	Maryland
304 Sentinel, LLC	Maryland
306 Sentinel, LLC	Maryland
318 Sentinel, LLC	Maryland
320 Sentinel, LLC	Maryland
322 Sentinel, LLC	Maryland
800 International, LLC	Maryland
849 International, LLC	Maryland
881 Elkridge Landing, LLC	Maryland
900 International, LLC	Maryland
930 International, LLC	Maryland
999 Corporate, LLC	Maryland
1099 Winterson, LLC	Maryland

11

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

1190 Winterson, LLC	Maryland
1199 Winterson, LLC	Maryland
1362 Mellon, LLC	Maryland
1460 Dorsey Road, LLC	Maryland
1550 Nursery, LLC	Maryland
2691 Technology, LLC	Maryland
2701 Technology, LLC	Maryland
2711 Technology, LLC	Maryland
2720 Technology, LLC	Maryland
2730 Hercules, LLC	Maryland
2900 Lord Baltimore Drive, LLC	Maryland
2900 Towerview Road, LLC	Virginia
5825 URC Borrower, LLC	Maryland
5850 URC Borrower, LLC	Maryland
6700 Alexander Bell, LLC	Maryland
6711 CG, LLC	Maryland
6711 Gateway, LLC	Maryland
6711 Gateway Funding, LLC	Maryland
6721 Gateway, LLC	Maryland
6721 CGD, LLC	Maryland
6731 CG, LLC	Maryland
6731 Gateway, LLC	Maryland
6741 Gateway, LLC	Maryland
6940 CGD, LLC	Maryland
6950 CG, LLC	Maryland
7000 CG, LLC	Maryland
7000 Honeys, LLC	Maryland
7015 Albert Einstein Drive, L.L.C.	Maryland
7130 Columbia Gateway, LLC	Maryland
7150-70 Riverwood, LLC	Maryland
7200 Riverwood, LLC	Maryland
7205 Riverwood, LLC	Maryland
7210 Ambassador Road, LLC	Maryland

12

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

7240 Parkway Drive Enterprises, LLC	Maryland
7318 Parkway Drive Enterprises, LLC	Maryland
7320 Parkway Drive Enterprises, LLC	Maryland
7320 PD, LLC	Maryland
7468 Candlewood Road, LLC	Maryland
7740 Milestone, LLC	Maryland
8029 Corporate, LLC	Maryland
8110 Corporate, LLC	Maryland
8140 Corporate, LLC	Maryland
8621 RFD, LLC	Maryland
8661 RFD, LLC	Maryland
9020 Mendenhall, LLC	Maryland
9690 Deereco Road, LLC	Maryland
9965 Federal Drive, LLC	Colorado
11011 McCormick Road, LLC	Maryland
11800 Tech Road LLC	Delaware	Maryland
13849 Park Center Road, LLC	Virginia
45310 Abell House, LLC	Maryland

Associations for which a Subsidiary of the Company is “Developer”

White Marsh Business Community Owners’ Association II, Inc.	Maryland
White Marsh Community Owners’ Association, Inc.	Maryland

13

SCHEDULE II

SIGNIFICANT SUBSIDIARIES - MLB OPINION

Corporate Development Services, LLC

Corporate Office Management, Inc.

Corporate Office Properties, L.P.

1

SCHEDULE III

SIGNIFICANT SUBSIDIARIES – GENERAL COUNSEL OPINION

Airport Square II, LLC

Airport Square XX, LLC

Blue Bell Investment Company, L.P.

Corporate Gatespring, LLC

NBP One, LLC

NBP 131, LLC

NBP 135, LLC

7200 Riverwood, LLC

1

SCHEDULE IV

MATERIAL DOCUMENTS

Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated December 7, 1999 (filed with the Company’s Annual Report on Form 10-K on March 16, 2000).

First Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated December 21, 1999 (filed with the Company’s Annual Report on Form 10-K on March 16, 2000).

Second Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated December 21, 1999 (filed with the Company’s Post Effective Amendment No. 2 to Form S-3, dated November 1, 2000 (Registration Statement No. 333-71807)).

Third Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated September 29, 2000 (filed with the Company’s Post Effective Amendment No. 2 to Form S-3, dated November 1, 2000 (Registration Statement No. 333-71807)).

Fourth Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated November 27, 2000 (filed with the Company’s Annual Report on Form 10-K on March 27, 2003).

Fifth Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated January 25, 2001 (filed with the Company’s Annual Report on Form 10-K on March 27, 2003).

Sixth Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated April 3, 2001 (filed with the Company’s Current Report on Form 8-K, dated April 4, 2001).

Seventh Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated August 30, 2001 (filed with the Company’s Annual Report on Form 10-K on March 27, 2003).

Eighth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated September 14, 2001 (filed with the Company’s Amended Current Report on Form 8-K dated September 14, 2001).

Ninth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated October 6, 2001 (filed with the Company’s Annual Report on Form 10-K on March 27, 2003).

Tenth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated December 29, 2001 (filed with the Company’s Annual Report on Form 10-K on March 27, 2003).

1

Eleventh Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated December 15, 2002 (filed with the Company’s Annual Report on Form 10-K on March 27, 2003).

Twelfth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated as of June 2, 2003 (filed with the Company’s Quarterly Report on Form 10-Q on August 12, 2003).

Thirteenth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated as of August 11, 2003 (filed with the Company’s Quarterly Report on Form 10-Q on November 12, 2003).

Fourteenth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated as of December 18, 2003 (filed with the Company’s Annual Report on Form 10-K on March 11, 2004).

Fifteenth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated as of January 31, 2004 (filed with the Company’s Annual Report on Form 10-K on March 11, 2004).

Sixteenth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated April 15, 2004 (filed with the Company’s Quarterly Report on Form 10-Q on May 7, 2004).

Seventeenth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated September 23, 2004 (filed with the Company’s Current Report on Form 8-K dated September 23, 2004).

Eighteenth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated April 18, 2005  (filed with the Company’s Current Report on Form 8-K dated April 22, 2005).

Nineteenth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated July 8, 2005 (filed with the Company’s Current Report on Form 8-K dated July 14, 2005).

Twentieth  Amendment  to  Second  Amended  and Restated Limited Partnership Agreement  of  Operating  Partnership,  dated June 29, 2006 (filed with the Company’s Current Report on Form 8-K, dated July 6, 2006).

Twenty-First Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated July 20, 2006 (filed with the Company’s Current Report on Form 8-K, dated July 26, 2006).

Twenty-Second Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated January 9, 2007 (filed with the Company’s Current Report on Form 8-K, dated January 16, 2007).

2

Twenty-Third Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated April 6, 2007 (filed with the Company’s Current Report on Form 8-K, dated April 12, 2007).

Twenty-Fourth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated November 2, 2007 (filed with the Company’s Current Report on Form 8-K, dated November 5, 2007).

Twenty-Fifth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated December 31, 2008 (filed with the Company’s Current Report on Form 8-K, dated January 5, 2009).

Twenty-Sixth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership., dated March 4, 2010 (filed with the Company’s Current Report on Form 8-K dated March 10, 2010).

Twenty-Seventh Amendment to Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., dated February 3, 2011 (filed with the Company’s Current Report on Form 8-K dated February 9, 2010).

Twenty-Eighth Amendment to Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., dated September 15, 2011 (filed with the Company’s Current Report on Form 8-K dated September 16, 2011).

Twenty-Ninth Amendment to Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P. dated June 27, 2012 (filed with the Company’s Current Report on Form 8-K dated June 27, 2012).

Amended and Restated Registration Rights Agreement, dated March 16, 1998, for the benefit of certain shareholders of the Company (filed with the Company’s Quarterly Report on Form 10-Q on August 12, 1998).

Registration Rights Agreement, dated September 28, 1998, for the benefit of certain shareholders of the Company.

Registration Rights Agreement, dated January 25, 2001, for the benefit of Barony Trust Limited (filed with the Company’s Annual Report on Form 10-K on March 22, 2001).

Registration Rights Agreement, dated September 18, 2006, among the Operating Partnership, the Company, Banc of America Securities LLC and J.P. Morgan Securities Inc. (filed with the Company’s Current Report on Form 8-K dated September 22, 2006).

Registration Rights Agreement, dated April 7, 2010, among the Operating Partnership, the Company, J.P. Morgan Securities Inc. and RBC Capital Markets Corporation (filed with the Company’s Current Report on Form 8-K dated April 16, 2010).

Indenture, dated as of September 18, 2006, among the Operating Partnership, as issuer, the Company, as guarantor, and Wells Fargo Bank, National Association, as trustee (filed with the Company’s Current Report on Form 8-K dated September 22, 2006).

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3.50% Exchangeable Senior Notes due 2026 of the Operating Partnership (filed with the Company’s Current Report on Form 8-K dated September 22, 2006).

Indenture, dated as of April 7, 2010, among the Operating Partnership, as issuer, the Company, as guarantor, and Wells Fargo Bank, National Association, as trustee (filed with the Company’s Current Report on Form 8-K dated April 16, 2010).

4.25% Exchangeable Senior Notes due 2030 of the Operating Partnership (filed with the Company’s Current Report on Form 8-K dated April 16, 2010).

Second Amended and Restated Credit Agreement, dated October 1, 2007 among the Company, the Operating Partnership, KeyBanc Capital Markets Inc., Wachovia Capital Markets, LLC, KeyBank National Association, Wachovia Bank, National Association, Bank of America, N.A., Manufacturers and Traders Trust Company and Citizens Bank of Pennsylvania (filed with the Company’s Annual Report on Form 10-K on February 29, 2008).

Common Stock Delivery Agreement, dated as of September 18, 2006, between the Operating Partnership and Corporate Office Properties Trust (filed with the Company’s Current Report on Form 8-K dated September 22, 2006).

Common Stock Delivery Agreement, dated as of April 7, 2010, between the Operating Partnership and the Company (filed with the Company’s Current Report on Form 8-K dated April 16, 2010).

Construction Loan Agreement, dated May 2, 2008 by and among the Operating Partnership, as borrower, the Company, as parent, KeyBanc Capital Markets Inc., as arranger, KeyBank National Association, as administrative agent, Bank of America, N.A., as syndication agent, Manufacturers and Traders Trust Company, as documentation, and the financial institutions initially signatory thereto and their assignees pursuant to Section 12.5 thereof, as lenders (filed with the Company’s Quarterly Report on Form 10-Q on August 8, 2008).

Credit Agreement, dated as of September 1, 2011, by and among Corporate Office Properties, L.P., Corporate Office Properties Trust, J.P. Morgan Securities LLC, KeyBanc Capital Markets, KeyBank National Association, JPMorgan Chase Bank, N.A., Bank of America, N.A., Royal Bank of Canada, Wells Fargo Bank, National Association, Barclays Bank PLC, PNC Bank, National Association, Regions Bank, Manufacturers and Traders Trust Company and SunTrust Bank (filed with the Company’s Current Report on Form 8-K/A on September 1, 2011).

Term Loan Agreement, dated as of September 1, 2011, by and among Corporate Office Properties, L.P., Corporate Office Properties Trust, J.P. Morgan Securities LLC, KeyBanc Capital Markets, KeyBank National Association, JPMorgan Chase Bank, N.A., Bank of America, N.A., Royal Bank of Canada, Barclays Bank PLC, PNC Bank, National Association, Royal Bank of Canada, Wells Fargo Bank, National Association, Regions Bank, Manufacturers and Traders Trust Company, and SunTrust Bank (filed with the Company’s Current Report on Form 8-K/A on September 1, 2011).

Term Loan Agreement, dated as of February 14, 2012, by and among Corporate Office Properties, L.P., Corporate Office Properties Trust, J.P. Morgan Securities LLC, KeyBanc Capital Markets, KeyBank National Association, JPMorgan Chase Bank, N.A., Bank of America, N.A., PNC Bank, National Association, Royal Bank of Canada and Wells Fargo Bank, National Association (filed with the Company’s Quarterly Report on Form 10-Q on April 27, 2012).

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